UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

NusaTrip Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-42519	99-2217461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28F AIA Central, Jl. Jend. Sudirman No.Kav. 48A, RT.5/RW.4,Karet, Semanggi, Kota Jakarta Selatan, Daerah Khusus Ibukota, Jakarta, Indonesia	12930
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +62 21 5060 8747

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 14, 2025, NusaTrip Incorporated (the “Company”) furnished a Report on Form 8-K regarding the status of trading in the Company’s securities on The Nasdaq Stock Market LLC (“Nasdaq”) and related regulatory inquiries.

Following the Company’s initial response to Nasdaq’s October 9, 2025 information request, Nasdaq issued follow-up requests for additional information. The Company submitted written responses to these follow-up requests on November 17, 2025. On December 22, 2025, the Company received a request from the U.S. Securities and Exchange Commission (the “SEC”) for the voluntary production of documents. The Company submitted its responses to the SEC’s request on January 20, 2026.

Trading in the Company’s securities on Nasdaq remains halted as of the date of this Current Report on Form 8-K. The Company continues to cooperate fully with SEC and Nasdaq to resolve outstanding matters. The Company will provide further updates as appropriate.

Item 8.01	Other Events.

The Company wishes to inform its shareholders and the investing public that its daily business operations remain normal and have not been materially affected by the ongoing trading suspension.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2026	NusaTrip Incorporated

/s/ Anson Neo
	Name:	Anson Neo
	Title:	Chief Executive Officer

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